STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of April 2026, by and among Flexsteel Industries, Inc., a Minnesota corporation (the “Company”), F. Brooks Bertsch (“Brooks Bertsch”) and the entities set forth on Schedule 1 hereto (each a “Seller” and together the “Sellers”).

PRELIMINARY STATEMENTS

A. Sellers currently hold shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), as set forth on Schedule 1 hereto.

B. A special committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”) comprised solely of independent directors of the Company, and excluding Brooks Bertsch, has, at a duly convened and held meeting and based on, among other things, a fairness opinion issued by the financial advisor to the Special Committee, unanimously determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its shareholders (other than the Sellers) and recommended that the Board approve the entry by the Company into this Agreement and the consummation of the transactions contemplated hereby (the “Special Committee Recommendation”).

C. The Board (with Brooks Bertsch having recused himself from any consideration, discussion or voting with respect thereto, and having previously disclosed to the Board his relationship to each of the Sellers) has, at a duly convened and held meeting, acting on the Special Committee Recommendation, unanimously determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its shareholders (other than the Sellers) and approved the entry into this Agreement by the Company and the consummation of the transactions contemplated hereby.

D. Each of the Sellers is willing to sell the Shares owned by such Seller to the Company in a privately negotiated transaction as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Sellers, severally (only with respect to itself) and not jointly, Brooks Bertsch and the Company agree as follows:

1.
Stock Repurchase. Subject to the terms of this Agreement, at the Closing (as defined below), the Company shall purchase from each Seller, and each Seller shall sell to the Company, for the purchase price of $47.00 per share, the number of shares of Common Stock held by such Seller set forth opposite such Seller’s name on Schedule 1 hereto (such shares, with respect to each Seller, the “Shares”) for the aggregate purchase price set forth opposite such Seller’s name on Schedule 1 hereto (the “Repurchase Consideration”), free and clear of all liens, claims, security interests and rights of third parties. Upon payment of the Repurchase Consideration: (a) the Shares shall cease to be outstanding for any and all purposes, and (b) the Sellers shall no longer have any rights as a holder of the Shares, other than any rights arising with respect to such Shares on or prior to the Closing Date, including, without limitation, any declared but unpaid dividends in respect of such Shares.
2.
Closing.
2.1
Closing. The purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures (or their electronic counterparts) on the second business day immediately following the date of this Agreement, or at such other time and at such place as the Company and the Sellers agree in writing (the date on which the Closing occurs, the “Closing Date”). At the Closing:
(a)
the Company and each Seller (by instructions to their applicable securities account institutions through which they hold their Shares) shall instruct The Depository Trust Company and Computershare Trust Company, N.A. to transfer the Shares held by such Seller and set forth opposite such Seller’s name on Schedule 1 hereto to the Company in electronic form; and
(b)
the Company shall pay to each Seller the Repurchase Consideration set forth opposite such Seller’s name on Schedule 1 hereto by wire transfer of immediately available funds in accordance with the instructions set across from such Seller’s name on Schedule 1 hereto, without any deductions or withholding.
2.2
Simultaneous Deliveries. The delivery of all documents or instruments required to be delivered at the Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery by any party of any such document or instrument at or prior to the Closing shall be effective until such party has received or waived receipt of all the documents that such party is entitled to receive at the Closing under this Agreement.
2.3
Board Resignation. Effective as of the Closing, Brooks Bertsch shall submit his resignation from the Board and all committees thereof.
3.
Representations and Warranties of Each Seller. Each Seller, severally (only with respect to itself) and not jointly, hereby represents and warrants to the Company as follows:
3.1
Ownership of Shares; Title; Holding Period.
(a)
Such Seller is the sole record owner or has direct beneficial ownership of the Shares set forth opposite such Seller’s name on Schedule 1 hereto, free and clear of all liens, claims, security interests, options, purchase rights, charges and restrictions (other than restrictions on transfer imposed by applicable securities laws), and is not a party to or bound by any agreement, obligation, commitment, order, judgment or decree which prohibits the execution of this Agreement by such Seller, or which would prohibit or restrict in any material respect the transfer of the Shares in the manner contemplated hereby. Except for the Excluded Shares (as defined below), the Shares represent all of the shares of Common Stock presently held or owned, of record or beneficially, by such Seller or that such Seller has the right to acquire. At the Closing, such Seller shall convey and deliver to the Company good and valid title to all of such Seller’s Shares (excluding, for the avoidance of doubt, the Excluded Shares), free and clear of all liens, claims, security interests and rights of third parties.
(b)
Such Seller has beneficially owned such Seller’s Shares (within the meaning of and calculated in accordance with Section 302A.553, Subd. 3, of the Minnesota Statues) for a period of at least two years as of the date of this Agreement. For the avoidance of doubt, the Shares being sold by the F. Brooks Bertsch Declaration of Trust dtd 10/21/2019 do not include 3,020 shares of Common Stock (the “Excluded Shares”) that it has beneficially owned for less than two years prior to the date of this Agreement.
3.2
Authority. Such Seller has full power and authority to execute, deliver and perform such Seller’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforceability of such obligation may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief. The execution and delivery by such Seller of, and the performance by such Seller of its obligations under this Agreement do not contravene any provision of applicable law, or any agreement or other instrument binding upon such Seller or to which such Seller’s Shares are subject, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller, and no consent, approval, authorization or order of, or qualification with, any foreign, federal, state or local governmental body or agency is required for the performance by such Seller of its obligations under this Agreement.
3.3
Litigation. There is no action, suit, proceeding or investigation pending or, to such Seller’s knowledge, currently threatened, that questions the validity of this Agreement, or the right of such Seller to enter into this Agreement or to consummate the transactions contemplated hereby.
3.4
Trustee Status. The person set forth across from such Seller’s name on Schedule 1 hereto is the sole trustee of such Seller.
3.5
Information. Such Seller’s trustee is, or has consulted with, a financially sophisticated person familiar with the purchase and sale of publicly traded securities. Such Seller has received all the information such Seller considers necessary or appropriate for making an informed decision whether to enter into this Agreement and perform the obligations set forth herein. Such Seller hereby represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. Such Seller is capable of evaluating the value of the Shares and hereby confirms that the Company has made no recommendation as to the advisability of the sale of the Shares by such Seller and, in particular, such Seller acknowledges that none of the Company, any affiliate of the Company or any agent or other representative of the Company or any broker or any other person representing or purporting to represent the Company (a) is acting as a fiduciary or financial or investment advisor to such Seller or (b) has given such Seller any investment advice, opinion or other information regarding whether the sale of the Shares is prudent or advisable. Such Seller hereby acknowledges that, in full understanding of the foregoing, including the possibility that, at the present time or in the future, the Shares could be worth substantially more or less than the Repurchase Consideration, Seller has voluntarily entered into this Agreement and determined to sell the Shares hereunder. Such Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and such Seller hereby consents to such reliance.
3.6
Independent Counsel and Advisors. Such Seller hereby acknowledges that it has had sufficient time and opportunity in which to consider the terms of this Agreement and to consult with an attorney and tax and financial advisors of such Seller’s own choosing concerning the terms hereof and any tax consequences of the transactions contemplated hereby. Such Seller has either consulted with such Seller’s own tax advisor regarding such tax consequences or has determined voluntarily not to do so. Further, such Seller agrees that such Seller, and not the Company, shall be responsible for such Seller’s own tax liability that may arise as a result of the transactions contemplated by this Agreement, including all foreign, federal, state and local income, capital gain, transfer and other taxes.
3.7
No Brokers or Finders. Such Seller hereby confirms that such Seller has not retained or engaged any broker, finder or other agent who may become entitled to any fee, commission or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement with respect to such Seller.
3.8
Potential Nonpublic Information. Without limiting the representations and warranties made by the Company in this Agreement, such Seller acknowledges and understands that the Company may possess material nonpublic information that is not known to such Seller that may impact the value of the Shares and that the Company is not disclosing to such Seller. Such Seller understands, based on its experience, the disadvantage to which it is subject due to the disparity of information between the Company and such Seller but nevertheless desires to enter into this transaction as a means to sell the Shares in a single transaction rather than engage in sales in the open market over an extended period of time. Such Seller agrees that the Company and its directors, officers, employees and agents shall have no liability to such Seller, its affiliates, principals, shareholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s use or non‑disclosure of any such information or otherwise as a result of the transaction contemplated by this Agreement, and the Sellers hereby irrevocably waive any claim that they might have based on the failure of the Company to disclose such information.

4.
Representations and Warranties of the Company. The Company represents and warrants to each Seller as follows:
4.1
Existence; Authority; Enforceability. The Company is duly organized, validly existing and in good standing under the laws of Minnesota. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of such obligation may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or limiting creditors’ rights generally and general principles of equity relating to the availability of specific performance and injunctive and other forms of equitable relief. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not result in a violation of, or default under, its Articles of Incorporation or Bylaws, applicable law, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company. The disposition of the Shares to the Company has been approved by the Special Committee, which consists solely of two or more non-employee directors.
4.2
Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened, that questions the validity of this Agreement, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.
4.3
Brokers or Finders. The Company is not, as of the date hereof, and will not become, a party to any agreement, arrangement or understanding that could result in Brooks Bertsch or any Seller having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to this Agreement or the transactions contemplated hereby.
4.4
Earnings Release; Investor Call. The press release issued by the Company on April 20, 2026, and the statements made by the Company in its earnings conference call on April 21, 2026, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.
4.5
No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4, neither the Company nor any other person on behalf of the Company has made any other express or implied representation or warranty, either written or oral, including, but not limited to, whether the Repurchase Consideration represents the fair market value of the Shares.

5.
Miscellaneous.
5.1
D&O Matters.
(a)
On the next regularly scheduled quarterly installment payment date under the Company’s director compensation program, the Company shall pay Brooks Bertsch the cash amount determined under such program, representing his final payment as a non-employee director of the Company.
(b)
The Company shall indemnify, defend and hold harmless, and advance expenses to, Brooks Bertsch in connection with any proceeding to which he is made or threatened to be made a party in connection with this Agreement or his service as a director of the Company, in each case to the maximum extent permissible under applicable law and the Articles of Incorporation and Bylaws of the Company.
5.2
Expenses. All costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement (including attorneys’ fees) and the transactions contemplated hereby shall be paid by the party incurring the expenses. In furtherance of the foregoing, the Company shall pay all fees and expenses of the Special Committee’s financial and legal advisors.
5.3
Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by Brooks Bertsch or any Seller; or (b) the prior written consent of Brooks Bertsch and each Seller in the case of an assignment by the Company.
5.4
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, permitted successors and permitted assigns of the parties. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
5.5
Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Minnesota. Each of the Company and each Seller hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts governing Hennepin County, Minnesota, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE COMPANY, BROOKS BERTSCH AND EACH SELLER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
5.6
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission (including DocuSign) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
5.7
Headings. The headings of the sections of this Agreement are for convenience only and shall not by themselves determine the interpretation of this Agreement.
5.8
Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, and shall be sent to the parties at the following addresses:

To Brooks Bertsch, at the address set across from the name of the F. Brooks Bertsch Declaration of Trust dtd 10/21/2019 on Schedule 1 hereto, with a copy (which shall not constitute notice) to:

Barack Ferrazzano

200 W Madison St, Suite 3900

Chicago, IL 60606

Attention: Bill Fay

Email: bill.fay@bfkn.com

To each of Sellers, at the addresses set forth across from such Seller’s name on Schedule 1 hereto; and

To the Company at:

385 Bell Street

Dubuque, IA 52001-7004

Attn: Derek Schmidt

Email: dschmidt@flexsteel.com

With a copy (which shall not constitute notice) to:

Lathrop GPM LLP

80 South 8th Street

3100 IDS Center

Minneapolis, MN 55402
Attn: J.C. Anderson
Email: jc.anderson@lathropgpm.com

All such notices, instructions and communications shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid, (c) sent via a reputable nationwide overnight courier service or (d) sent by electronic mail. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable nationwide overnight courier service, or when transmitted by electronic mail (if such transmission is made during regular business hours of the recipient on a business day; or otherwise, on the next business day following such transmission) without receipt of any notice of non-delivery. Any party may change its address by giving notice to the other parties in the manner provided above.

5.9
Amendment or Waiver of Agreement. The provisions of this Agreement may not be amended except by a written instrument signed by each party, nor may any party waive or be deemed to have waived his or its rights hereunder unless such party shall have delivered written notice of such waiver to each other party hereto.
5.10
Entire Agreement. The terms of this Agreement and other documents and instruments referenced herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof and thereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement supersedes any prior agreements and understandings, written or oral, with respect to the Shares (which prior agreements if still in effect as of the date hereof shall be deemed terminated as of the Closing).
5.11
Representation by Legal Counsel. Each party is a sophisticated person or entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement. As a result, neither this Agreement or any provision herein shall be interpreted in favor of or against a party because such party or its legal counsel drafted this Agreement or such provision.
5.12
Survival. The representations and warranties herein shall survive the Closing.
5.13
Disclosure. Other than as required by the Securities Exchange Act of 1934 or the rules and regulations thereunder, including, without limitation, Regulation 13D‑G, or as required by the rules of any stock exchange on which the Common Stock is traded, no party shall make or issue any securities filing, press release or public statement regarding this Agreement or any of the transactions contemplated herein without the consent of the other parties hereto. In addition to the foregoing restrictions, (a) following the initial press release and related Form 8-K, which were previously approved by Brooks Bertsch and the Sellers, the Company shall provide Brooks Bertsch and each Seller with an opportunity to review and comment upon any securities filing, press release or other public statement (other than any such filing, release or statement that merely incorporates information previously disclosed in compliance with this Section 5.13) with respect to this Agreement or the transactions contemplated herein, including, without limitation, any press release and Form 8-K regarding this Agreement and the transactions contemplated herein, at least two business days prior to making or issuing such securities filing, press release or public statement, and shall consider any comments in good faith, and (b) except for any amendments to Schedule 13G reporting only the disposition of shares pursuant to this Agreement, each Seller shall provide the Company with an opportunity to review and comment upon any securities filing, press release or other public statement with respect to this Agreement or the transactions contemplated herein at least two business days prior to making or issuing such securities filing, press release or public statement, and shall consider any comments in good faith.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

FLEXSTEEL INDUSTRIES, INC., a Minnesota corporation By: /s/ Derek Schmidt Name: Derek Schmidt Title: CEO/President

[Signature Page to Stock Repurchase Agreement]

/s/ F. Brooks Bertsch
F. Brooks Bertsch

Carolyn T. Bleile Declaration of Trust dtd 8/8/2001

By: /s/ Carolyn T. Bleile
Name: Carolyn T. Bleile
Title: Trustee

Steven H. Bertsch Declaration of Trust dtd 11/6/2020

By: /s/ Steven H. Bertsch
Name: Steven H. Bertsch
Title: Trustee

Jeffrey T. Bertsch Amended & Restated Trust dtd 12/26/1987

By: /s/ Jeffrey T Bertsch
Name: Jeffrey T. Bertsch
Title: Trustee

Brandon H. Bertsch Declaration of Trust dtd 10/2/2019

By: /s/ Brandon H. Bertsch
Name: Brandon H. Bertsch
Title: Trustee

[Signature Page to Stock Repurchase Agreement]

Blaine C. Bertsch Declaration of Trust dtd 9/27/2019

By: /s/ Blaine C. Bertsch
Name: Blaine C. Bertsch
Title: Trustee

F. Brooks Bertsch Declaration of Trust dtd 10/21/2019

By: /s/ F. Brooks Bertsch
Name: F. Brooks Bertsch
Title: Trustee

[Signature Page to Stock Repurchase Agreement]

Schedule 1
Sellers

Name	Trustee	Address	Number of Shares to be Sold	Repurchase Consideration	Wire instructions
Carolyn T. Bleile Declaration of Trust dtd 8/8/2001	Carolyn T. Bleile	*	*	*	*
Steven H. Bertsch Declaration of Trust dtd 11/6/2020	Steven H. Bertsch	*	*	*	*
Jeffrey T. Bertsch Amended & Restated Trust dtd 12/26/1987	Jeffrey T. Bertsch	*	*	*	*
Brandon H. Bertsch Declaration of Trust dtd 10/2/2019	Brandon H. Bertsch	*	*	*	*
Blaine C. Bertsch Declaration of Trust dtd 9/27/2019	Blaine C. Bertsch	*	*	*	*
F. Brooks Bertsch Declaration of Trust dtd 10/21/2019	F. Brooks Bertsch	*	*	*	*
Total:			1,279,870	$60,153,890.00

* On file with the Company

Sched. 1 - 1